Exhibit 10.2

THE INVESTOR UNDERSTANDS THAT THE SECURITIES OFFERED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REVIEWED, APPROVED, OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SERIES P PREFERRED SHARES AND REVENUE SHARE AGREEMENTS (“RSAs”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION PROVIDED BY SECTION 4(a)(2) OF THE SECURITIES ACT AND RULE 506(b) OF REGULATION D.

THE INVESTOR UNDERSTANDS AND AGREES THAT THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE INVESTOR FURTHER ACKNOWLEDGES THAT NO PUBLIC MARKET FOR THESE SECURITIES PRESENTLY EXISTS, AND NONE IS EXPECTED TO DEVELOP.

IN MAKING AN INVESTMENT DECISION, THE INVESTOR MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. NO PERSON IS AUTHORIZED TO PROVIDE INFORMATION OR REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS AGREEMENT AND THE ACCOMPANYING PRIVATE PLACEMENT MEMORANDUM.

THERE IS NO GUARANTEE THAT THE COMPANY WILL GENERATE REVENUES OR MAKE ANY DISTRIBUTIONS. PAYMENTS PURSUANT TO THE REVENUE SHARE AGREEMENTS ARE DEPENDENT ON THE ACTUAL PERFORMANCE OF THE COMPANY AND ITS SUBSIDIARIES. THE INVESTOR ACKNOWLEDGES THAT AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND THAT IT MAY LOSE ITS ENTIRE INVESTMENT.

REVENUE SHARING AGREEMENT

This Revenue Sharing Agreement (the “Agreement”) is made and entered into by and between Global Technologies, Ltd. (the “Company”), a Delaware corporation, and the undersigned investor (the “Investor”).

1. Revenue Participation

Holders of Series P Preferred Stock shall be entitled to receive distributions equal to five percent (5%) of Net Revenues (as defined in Exhibit A) from Primecare Supply, LLC and PulseAi, and five percent (5%) of Gross Revenues (as defined in Exhibit A) from GTLL Advisory Group, LLC (d/b/a GlowWell Advisors), until the Investor has received cumulative payments equal to the Maximum Revenue Share Amount (as defined in Exhibit A).

2. Payment Mechanics and Limitations

Commencement of Payments: Revenue Share distributions (the “Quarterly Revenue Share Amount,” as defined in Exhibit A) will begin with the first full fiscal quarter following the Investment Date and will be calculated within thirty (30) days after quarter-end.

Payments shall be made no later than forty-five (45) days after the close of each quarter.

Payment Deferrals: In the event that, due to insufficient cash flow, the Company is unable to make a full Quarterly Revenue Share Amount when due, the unpaid portion shall accrue as a payable obligation of the Company. Such accrued amounts will carry forward and be paid in subsequent quarters as cash flow permits, until fully satisfied.

Late Payments: Any Quarterly Revenue Share Amount not paid within forty-five (45) days of the end of a quarter shall be deemed late. The Company shall notify Investors in writing of the reason for delay and expected payment timing. A late payment charge at an annual rate of five percent (5%) shall be assessed on unpaid balances if the delay exceeds five (5) business days, except where caused by events outside the Company’s control (including acts of God or failures by third-party payment processors).

No Guarantee of Cash Flow: Investors acknowledge that Revenue Share payments are dependent on the performance of the Company and its subsidiaries. Payments are not guaranteed, and no assurance is given that sufficient revenues will be generated to satisfy quarterly payments on a timely basis.

3. Lock-Up Period

All shares of Series P Preferred Stock (as defined in Exhibit A) are subject to the Lock- Up Period (as defined in Exhibit A) beginning on the date of issuance.

4. Term

The term of this Agreement shall continue until the Investor has received cumulative payments equal to the Maximum Revenue Share Amount.

5. Miscellaneous

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Exhibit A (Definitions) attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the parties have executed this Revenue Sharing Agreement as of the date set forth below.

GLOBAL TECHNOLOGIES, LTD.

By:
H. Wyatt Flippen
Chief Executive Officer & Chairman

INVESTOR:

By:
Name:
Date:

Exhibit A - Definitions

Agreement – means this Revenue Sharing Agreement, including all exhibits, attachments, and amendments hereto.

Closing – means the date on which the Investor delivers the Investment Amount and the Company accepts such funds.

Company – means Global Technologies, Ltd., a Delaware corporation (“GTLL”), and, where applicable, its wholly owned subsidiaries.

Gross Revenues – means all cash receipts actually received by GTLL Advisory Group, LLC (d/b/a GloWell Advisors) from operations, without deduction.

Investment Amount – means the cash amount invested by Investor pursuant to Section 1 of this Agreement.

Investor – means the undersigned purchaser of Series P Preferred Stock and participant in this Agreement.

Maximum Revenue Share Amount – means an amount equal to two hundred percent (200%) of the Investor’s original Investment Amount, after which no further revenue share payments shall be due to such Investor.

Net Revenues – means gross receipts actually received by Primecare Supply, LLC and PulseAi, less direct pharmacy costs, reseller commissions, or other direct expenses attributable to such revenues.

Quarterly Revenue Share Amount – means the amount payable to the Investor each fiscal quarter, equal to (i) 5% of Net Revenues from Primecare Supply, LLC and PulseAi, plus (ii) 5% of Gross Revenues from GTLL Advisory Group, LLC (d/b/a GloWell Advisors), subject to the terms of this Agreement.

Revenue Share Percentage – means five percent (5%) of Net Revenues (for Primecare Supply, LLC and PulseAi) and five percent (5%) of Gross Revenues (for GTLL Advisory Group, LLC d/b/a GloWell Advisors).

Series P Preferred Stock or Series P Shares – means the shares of preferred stock issued to Investor pursuant to this Agreement, as designated in the Company’s Certificate of Designation filed with the Delaware Secretary of State.

Lock-Up Period – means the six (6) month period beginning on the date of issuance of the Series P Preferred Stock, during which time Investor agrees not to convert such shares into Common Stock or transfer, assign, or otherwise dispose of such shares or any Common Stock issuable upon conversion thereof.

Term – means the period commencing on the date of Closing and continuing until Investor has received distributions equal to the Maximum Revenue Share Amount.